UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed in Acreage Holdings, Inc.’s (“Acreage” or the “Company”) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2022, Acreage entered into an arrangement agreement (the “Floating Share Arrangement Agreement”) with Canopy Growth Corporation (“Canopy”) and Canopy USA, LLC (“Canopy USA”) and pursuant to the terms and conditions of the Floating Share Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Floating Shares as described in further detail in Acreage’s definitive proxy statement and management information circular dated February 14, 2023 (the “Circular”) filed with the SEC.
On May 31, 2023, Acreage, Canopy and Canopy USA entered into a second amendment to the Floating Share Arrangement Agreement (the “Amendment”). Pursuant to the terms of the Amendment, Acreage, Canopy and Canopy USA agreed to amend the Exercise Outside Date (as defined in the Floating Share Arrangement Agreement) from May 31, 2023 to August 31, 2023. The completion of the Floating Share Arrangement is subject to satisfaction or, if permitted, waiver of certain closing conditions, including, among others, completion of the Canopy Capital Reorganization on or prior to the Exercise Outside Date. Capitalized terms not defined herein shall, unless otherwise indicated herein, have the meanings ascribed to such terms in the Circular.
The foregoing descriptions of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2023, Filippo “Peter” Caldini provided notice of his resignation as Chief Executive Officer of Acreage Holdings, Inc. (the “Company” or “Acreage”), effective June 30, 2023.  Mr. Caldini’s resignation was not the result of a disagreement between Mr. Caldini and Acreage on any matter relating to Acreage’s operations, policies or practices.  Mr. Caldini will remain a member of the Board of Directors of Acreage (the “Board”), and he remains a nominee for director as provided within Acreage’s proxy materials for its Annual General Meeting of Shareholders scheduled for June 13, 2023, including its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 31, 2023.

The Board has appointed Dennis Curran, the Company’s current Chief Operating Officer, as the Chief Executive Officer of Acreage, effective July 1, 2023. Mr. Curran, 58, joined Acreage in March 2022 as the Chief Operating Officer. Mr. Curran brings over 35 years of leadership experience in multiple product categories, sales, trade channels, distributor management, marketing, and business maturity in both domestic and international markets. Before joining Acreage, he was the Chief Customer Officer at GSK Consumer Healthcare and was responsible for delivering sales, profitability, and innovation for the United States, the business’ largest market. Prior to GSK, Mr. Curran had a career spanning 29 years with Procter and Gamble (P&G) in both the US and Europe working with some of the world’s leading consumer brands. His last role at P&G was Regional Manager and President for P&G’s North American Prestige business. Mr. Curran was responsible for overseeing sales, marketing, operations, and communications for various prestige brands with a portfolio worth roughly $550 million. The Board does not at this time intend to fill the role of Chief Operating Officer at the time of Mr. Curran’s transition to Chief Executive Officer.

On June 2, 2023, the Company entered into an offer letter (the “Curran Offer Letter”) with Mr. Curran with respect to his employment as Chief Executive Officer. The Curran Offer Letter provides for Mr. Currant to receive an annual base salary of $420,000 beginning January 1, 2024. He will also be entitled to receive an award of restricted stock units under the Acreage Holdings, Inc. Annual Omnibus Equity Incentive Plan (the “Omnibus Plan”), to be granted as soon as is practicable, with a value of $1,470,000, with the total number of restricted stock units to be determined based on the closing price of the Company’s Class E subordinate voting shares and the Class D subordinate voting shares, as applicable, on date of the Curran Offer Letter. This award will be granted under and subject to the terms of the Company’s Omnibus Incentive Plan and evidenced in writing by, and subject to the terms of the RSU award agreement. Additionally, Mr. Curran will also recieve a one-time additional equity award of restricted stock units under the Omnibus Incentive Plan with a value of $2,000,000, to be comprised of restricted stock units, subject to vesting of (i) one-third on the date of the Curran Offer Letter, (ii) one-third on the date that Canopy Growth Corporation shareholders approve the Canopy capital reorganization (as defined under the Company’s Floating Share Arrangement Arrangement) and (iii) one-third on the date of the closing of the transactions contemplated by the Floating Share Arrangement.

The Curran Offer Letter also provides that Mr. Curran will be eligible for (a) an annual bonus award with target annual incentive potential of up to 100% of his base salary, based on achievement of certain Acreage financial performance targets to be set by the Compensation and Corporate Governance Committee of the Board (the “Committee”); (b) an additional annual bonus award with target annual incentive potential of up to 200% of his base salary, based on achievement of certain Company financial performance targets to be set by the Committee; and (c) severance benefits equal to twelve months of Mr. Curran’s base salary following his termination by the Company without cause.

There are no arrangements or understandings with any other person pursuant to which Mr. Curran was appointed as the Company’s Chief Executive Officer, and there are no family relationships between Mr. Curran and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Curran and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On June 2, 2023, Acreage issued a news release announcing Mr. Curran’s appointment, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. In addition, a copy of the Curran Offer Letter is filed with this report as Exhibit 10.1. The foregoing description of the terms of the Curran Offer Letter is a summary of select terms, is not complete, and is qualified in its entirety by reference to the full text thereof, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Arrangement Agreement, dated May 31, 2023, by and among Acreage Holdings, Inc., Canopy Growth Corporation and Canopy USA, LLC.
10.2	Offer Letter between Acreage Holdings, Inc. and Dennis Curran, dated June 2, 2023.
99.1	Press Release of Acreage Holdings, Inc., dated June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACREAGE HOLDINGS, INC.

By:	/s/ Corey Sheahan
Corey Sheahan Executive Vice President, General Counsel and Secretary

Date: June 5, 2023